Exhibit 99.1

Seven Stars Cloud Announces 27% Purchase of

Delaware Board of Trade Holdings, Inc. (DBOT)

•   DBOT is the first and only blockchain based Aleternative Trading System fully licensed by the SEC

•   SSC’s NextGen X + DBOT’s established and regulatory approved platform will be the cornerstone for a “plug & play” and blockchain based, Initial Exchange Offering (IEO) Network

New York, NY, December 20, 2017 – Seven Stars Cloud Group, Inc. (NASDAQ: SSC) (“SSC” or the “Company”), announced today a 27% purchase of The Delaware Board of Trade Holdings Inc. (“DBOT”), the first and only blockchain based Alternative Trading System fully licensed by the SEC, for 1,627,869 shares of SSC common stock. The transaction will make SSC the largest shareholder of DBOT and as part of the purchase deal, SSC President and Chief Revenue Officer, Robert G. Benya, will become a DBOT Board Director.

DBOT (http://dbottrading.com/) operates three business lines: (i) DBOT ATS LLC, a FINRA Member Firm, a member of the Securities Investor Protection Corporation (“SIPC”) and an SEC recognized fully automated, auto-execution Alternative Trading System (“ATS”); (ii) DBOT Issuer Services LLC, focused on setting and maintaining issuer standards, as well as the provision of issuer services to DBOT designated issuers; and (iii) DBOT Technology Services LLC, focused on the provision of market data and marketplace connectivity.

With this key transaction, Seven Stars Cloud will leverage DBOT’s established and regulatory approved ATS for powering SSC’s blockchain based NextGen X, which focuses on the trading of financial products including ETFs backed by digital assets, that can be tokenized and settled (including digital currency options) via Initial Exchange Offerings (‘IEO”). Through SSC’s Global Partners Trading Network (“GPTN”) which will be established in the US, UK, Germany, China, Korea, Africa, Singapore, UAE and Japan, NextGen X, with a “plug and play” solution, will enable GPTN partners to expand their issuance and trading volume via 30 targeted local and regional exchanges and ATS.

NextGen X, combined with DBOT’s infrastructure, will position itself as and differentiate itself from, other digital currency based ICO platforms in four ways:

1.	Regulated: a FINRA Member Firm, a member of the Securities Investor Protection Corporation (“SIPC”) and an SEC recognized fully automated, auto-execution ATS;

2.	Real Asset Backed: Based on physical and digital assets from SSC’s various product engine verticals;

3.	Ability to Rate Risk & Price Assets: Dynamic Ontology modeling has emerged as a powerful way to share common understanding, based on its ability to chain limitless amounts of data and knowledge, compartmentalize the variables needed for any set of computations and establish the relationships between them. SSC’s Dynamic Ontology model, powering NextGen X, will convert data via financial super intelligence and offer the ability to rate financial risk and price assets before monetizing into issuance and trading through the IEO process.

4.	Security: Supported by quantum technology which offers highly secure communications and transactions that are secure against being compromised or hacked.

Mr. John F. Wallace, the former Chairman of the Philadelphia Stock Exchange, the former Chairman of the Philadelphia Depository Trust, the former Chairman of the Philadelphia Clearing Corp and the Former Vice Chairman of Nasdaq OMX PHLX, is the current CEO and Chairman of DBOT and serves as Executive Chairman of NextGen. Commenting on this transaction, Mr. Wallace stated, “We are thrilled to further partner and form a deeper business relationship with SSC as DBOT and its various business lines become key engines that power SSC’s Global Trading Platform Network for Initial Exchange Offerings.”

Seven Stars Cloud Group, Inc. (http://www.sevenstarscloud.com/)

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

CONTACT:

Jason Finkelstein

VP, Investor Relations

Seven Stars Cloud Group, Inc.

212-206-1216

@sevenstarscloud